Pricing Supplement Dated April 30, 2007 (To Prospectus Dated January 19, 2006)	Rule 424 (b) (3) File No. 333-131150
GMAC LLC
Demand Notes -Floating Rate

Annual Yield:	5.75%

Effective Dates:	4-30-2007 through	5-06-2007